CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE FINCH THERAPEUTICS GROUP, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FINCH THERAPEUTICS GROUP, INC. IF PUBLICLY DISCLOSED.

Exhibit 10.7

AMENDMENT #2 TO AMENDED AND RESTATED AGREEMENT

This Amendment to Amended and Restated Agreement (this “Amendment”) is entered into as of November 12, 2021 (the “Amendment #2 Effective Date”) by and between Finch Therapeutics, Inc., a Delaware corporation having its principal office at 200 Inner Belt Road, 4th Floor, Somerville, Massachusetts 02143 (“Finch”), and Takeda Development Center Americas, Inc., a wholly-owned subsidiary of Takeda Pharmaceutical Company Limited, having its principal office at 95 Hayden Avenue, Lexington, MA 02421 (“Takeda”).

Background

Finch and Takeda are the parties to the Amended and Restated Agreement dated October 21, 2019, as amended by the Amendment to the Amended and Restated Agreement dated August 9, 2021 (the “Agreement”).

As a result of the parties’ discussion on the results obtained from the FIN-524 Crohn Feasibility Study performed by Finch under the Agreement, the parties have agreed for Finch to perform certain additional preliminary research activities with respect to combinations of some microbial isolates included in Optimal FIN-524 and one or more microbial isolates that are not included in Optimal FIN-524 and have been identified as relevant to Crohn’s Disease by Finch (“FIN-525 Preliminary Evaluation”) such that Takeda can evaluate the results and determine whether to initiate the full FIN-525 Development Program, and desire to memorialize such agreement in this Amendment.

NOW THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Finch and Takeda agree as follow:

1.
Definitions. Unless otherwise specifically set forth herein, all capitalized terms in this Amendment, including the Background stated above, shall have the same meaning as set forth in the Agreement.

2.
Amendments. The Agreement is hereby amended as follows:

(1)
Performance of FIN-525 Preliminary Evaluation. Finch shall have responsibility for performance of the FIN-525 Preliminary Evaluation in accordance with the relevant Development Plan attached to this Amendment as Exhibit A. The Parties hereby confirm and agree that the FIN-525 Preliminary Evaluation shall constitute part of the FIN-525 Development Program; provided, for the purpose of Section 8.2(a-1), initiation of the FIN-525 Preliminary Evaluation shall not be construed as determination by Takeda of initiation of the full FIN-525 Development Program, provided further that Takeda shall use commercially reasonable efforts following receipt of all the results of the FIN-525 Preliminary Evaluation to either make such determination or determine to not initiate the FIN-525 Development Program, and in either case to provide to Finch prompt written notice of Takeda’s determination. In the event that such notice indicates Takeda’s determination to not initiate the FIN-525 Development Program, upon Finch’s receipt of the notice the FIN-525 Development Program shall be deemed terminated in accordance with Section 13 of the Agreement.

(2)
Development Funding. Notwithstanding Section 4.4(a)-(d) of the Agreement, Finch will be responsible for all costs incurred by or on behalf of Finch in performing the FIN-525 Preliminary Evaluation; provided, subject to the payment schedule below, Takeda shall pay Finch a total of US$[***] in support of the FIN-525 Preliminary Evaluation, all as detailed in the Budget included in Exhibit A of this Amendment. Finch shall issue an invoice in accordance with the payment schedule below and Takeda shall pay such invoiced amount within [***] after the receipt of relevant invoice from Finch.

Payment Schedule:

[***]

(3)
Milestone Event 1 for FIN-525. Milestone Event 1 for FIN-525 set forth in Section 8.2(a-1) is hereby deleted in its entirety and replaced with the following:

[***]

3.
Agreements and Acknowledgement by the Parties.

(1)
Amendment #2 Effective Date. This Amendment shall be effective as of the Amendment #2 Effective Date and shall apply with respect to any performance by Finch of the FIN-525 Preliminary Evaluation prior to the Amendment #2 Effective Date. This Amendment shall remain effective during the Term of the Agreement, unless terminated in accordance with the provisions of the Agreement.

(2)
Reaffirmation. The parties hereby confirm all of the terms and covenants, and provisions of the Agreement, and except as provided or modified herein, the Agreement remains unmodified and in full force and effect.

(3)
Governing Law. This Amendment shall be governed by and construed in accordance with laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

(4)
Incorporation of Terms and Provision of Original Agreement. The terms and conditions of the Agreement are hereby incorporated by reference and shall be applicable to this Amendment and the matters addressed herein as if set forth herein in full.

(5)
Entire Agreement. This Amendment, along with the Agreement, sets forth the complete, final, and exclusive agreement, and all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the parties with respect to the subject matter hereof, and supersedes, as of the Amendment #2 Effective Date, all prior and contemporaneous agreements and understandings between the parties with respect to the subject matter hereof.

(6)
Further Assistance. Each party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments, and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other party may reasonably request in connection with this Amendment or to carry out more effectively the provisions and purposes hereof.

(7)
Severability. If any one or more of the provisions of this Amendment is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Amendment and shall not serve to invalidate any remaining provisions hereof, and the invalid or unenforceable provision shall be replaced with the most nearly coextensive valid and enforceable provision that is acceptable to the court of competent jurisdiction, or otherwise, the parties shall engage in good-faith efforts to replace such invalid or unenforceable provision with a valid and enforceable provision as closely as possible commensurate with the objectives completed by the parties when entering this Amendment.

(8)
Counterparts. This Amendment may be executed simultaneously in two counterparts, by facsimile or PDF copy, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

INWITNESS WHEREOF, the parties have caused this Amendment to be executed on their behalf by their duly authorized representatives as of the Amendment #2 Effective Date.

FINCH THERAPEUTICS, INC.
By: /s/ Mark Smith
Name: Mark Smith
Title: Chief Executive Officer

TAKEDA DEVELOPMENT CENTER AMERICAS, INC.
By: /s/ Chinweike Ukomadu
Print name: Chinweike Ukomadu
Title: Head of Gastroenterology Therapeutic Area Unit

Exhibit A

[***]